Exhibit 10.14

PROMISSORY NOTE

Borrower:	Opnet Technologies, Inc. 7255 Woodmont Avenue Bethesda, MD 20814	Lender:	Bank of America, N.A. CCS-Commercial Banking NC1-014-13-05 10 Light Street Baltimore, MD 21202-1435

Principal Amount: $2,600,000.00	Date of Note: June 10, 2005

PROMISE TO PAY. Opnet Technologies, Inc. (“Borrower”) promises to pay to Bank of America, N.A. (“Lender”), or order, in lawful money of the United States of America, the principal amount of Two Million Six Hundred Thousand & 00/100 Dollars ($2,600,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 30, 2006. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 10, 2005, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the “Wall Street Journal LIBOR Rate” which is a fluctuating rate of interest equal to the 1 month London interbank offered rate as published in the “Money Rates” section of The Wall Street Journal on the immediately preceding business day as adjusted from time to time in Lender’s sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each date of such change in the Index. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.000 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank of America. N.A., NC1-014-13-05. P.O. Box 30120 Charlotte, NC 28254-3693.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 8.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, or a trustee or receiver is appointed for Borrower or for all or a substantial portion of the assets of Borrower, or Borrower makes a general assignment for the benefit of Borrower’s creditors, or Borrower files for bankruptcy, or an involuntary bankruptcy petition is filed against Borrower and such involuntary petition remains undismissed for sixty (60) days.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

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Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable, and then Borrower will pay that amount.

ATTORNEYS’ FEES: EXPENSES. Subject to any limits under applicable law, upon default, Borrower agrees to pay Lender’s attorneys’ fees and all of Lender’s other collection expenses, whether or not there is a lawsuit, including without limitation legal expenses for bankruptcy proceedings.

JURY WAIVER. LENDER AND BORROWER EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER OR BORROWER MAY BE PARTIES, ARISING OUT OF, OR IN ANY WAY PERTAINING TO, THIS NOTE. IT IS AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LENDER AND BORROWER, AND LENDER AND BORROWER EACH HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS THAT BORROWER HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF BORROWER’S OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Maryland without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Maryland.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of the City of Baltimore, State of Maryland.

CONFESSED JUDGMENT. UPON THE OCCURRENCE OF A DEFAULT, BORROWER HEREBY AUTHORIZES ANY ATTORNEY DESIGNATED BY LENDER OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR FOR BORROWER IN ANY COURT OF RECORD AND CONFESS JUDGMENT WITHOUT PRIOR HEARING AGAINST BORROWER IN FAVOR OF LENDER FOR, AND IN THE AMOUNT OF, THE UNPAID BALANCE OF THE PRINCIPAL AMOUNT OF THIS NOTE. ALL INTEREST ACCRUED AND UNPAID THEREON, ALL OTHER AMOUNTS PAYABLE BY BORROWER TO LENDER UNDER THE TERMS OF THIS NOTE OR ANY OTHER AGREEMENT, DOCUMENTS, INSTRUMENT EVIDENCING, SECURING OR GUARANTYING THE OBLIGATIONS EVIDENCED BY THIS NOTE, COSTS OF SUIT, AND ATTORNEYS’ FEES OF FIFTEEN PERCENT (15%) OF THE UNPAID BALANCE OF THE PRINCIPAL AMOUNT OF THIS NOTE AND INTEREST THEN DUE HEREUNDER.

Borrower hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Borrower may otherwise be entitled under the laws of the United States or of any state or possession of the United States now in force and which may hereafter be enacted. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Lender shall deem necessary or desirable, for all of which this Note shall to a sufficient warrant.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note If; (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

ADDITIONAL DEFAULTS.

Each of the following shall constitute an additional event of default (“Event of Default”) under this Note:

Event of Default Under Related Documents. A default or additional event of default occurs under the terms of any promissory note, guaranty, pledge agreement, security agreement or other agreement or instrument executed by Borrower or any guarantor, pledger, accommodation party or other obligor in connection with or relating to this Note.

Judgment. The entry of a judgment against any Borrower or guarantor, pledgor, accommodation party or other obligor which Lender deems to be of a material nature, in Lender’s sole discretion.

Creditor or Forfeiture Proceedings’. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any assets of Borrower and/or any guarantor, pledgor, accommodation party or other obligor. This includes a garnishment of: (1) any of Borrower’s accounts, including deposit accounts, with Lender and/or (2) any account, including deposit accounts, with Lender of any guarantor, pledgor, accommodation party or other obligor. However, this Event of Default shall not apply if there is a good faith dispute by such Borrower and/or guarantor, pledgor, accommodation party or other obligor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if such Borrower and/or guarantor, pledgor, accommodation party or other obligor gives Lender written notice of the creditor of forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change of Ownership. Any change in Borrower’s capital ownership such that there is a change of more than Thirty percent (30%) in the direct or indirect capital ownership of Borrower. Any conflicting paragraph entitled “Change of Ownership” in the Default section of this document and/or any document executed in connection herewith is hereby deleted.

ASSIGNMENT. Under may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection

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with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

COUNTERPARTS. This Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

PRE BILLING. If the Borrower and Lender elect to use pre-billing calculation, for each payment date (the “Due Date”) the amount of each payment debit will be determined as follows: On the “Billing Date” Lender will prepare and mail to Borrower an invoice of the amounts that will be due on that Due Date (“Billed Amount”). (The “Billing Date” will be a date that is a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by Lender and Borrower.) The calculation of the Billed Amount will be made on the assumption that no new extensions of credit or payments will be made between the Billing Date and the Due Date, and that there will be no changes in the applicable interest rate. On the Due Date Lender will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (“Accrued Amount”). If the Due Date does not fall on a Business Day. Lender shall debit the Designated Account on the first Business Day following the Due Date. For purposes of this Agreement, “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks are authorized to close or are in fact closed in the state where the Lender’s lending office is located. If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the difference will be treated as follows: If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the underpayment. Borrower will not be in default by reason of any such underpayment, if the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the overpayment. Regardless of any such difference, interest will continue to accrue based on the actual amount of principal outstanding without compounding. Lender will not pay interest on any overpayment.

OPTIONAL RENEWAL CLAUSE. This Note will be considered renewed if and only if Lender has sent to Borrower a written notice of renewal (the “Renewal Notice”) effective as of the Expiration Date. If this Note is renewed, it will continue to be subject to all the terms and conditions set forth herein except as modified by the Renewal Notice. If this Note is renewed, the term “Expiration Date” shall mean the date set forth in the Renewal Notice as the Expiration Date, and all outstanding principal plus all accrued interest shall be paid on the Expiration Date. The same process for renewal will apply to any subsequent renewal of this Note.

ADVANCES UNDER THE LINE OF CREDIT. Except as otherwise provided in this Note, advances under the line of credit provided under this Note will be available until the earlier of any event of default under this Note, or June 30, 2006 (the “Expiration Date”). For revolving lines: Borrower may borrow, repay and re-borrow under this Note at any time until the Expiration Date.

FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER. TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

ADDRESS FOR NOTICES. Any notice required to be given under this Note shall be given in writing, and shall be effective when actually delivered, when actually received by talefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed if to Borrower at the address shown near the beginning of this Note and if to Lender at the address set forth below. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers. Notwithstanding anything to the contrary herein, all notices and communications to the Lender shall be directed to the following address:

Bank of America, N.A.

Charlotte CCS - Attn: Notice Desk

200 South College, 13th Floor

Charlotte, NC 28255.

WITHIN-LINE FACILITIES.

LETTERS OF CREDIT

(a) This line of credit may be used for financing:

(i) Commercial letters of credit with a maximum maturity not to extend beyond the Expiration Date. Each commercial letter of credit will require drafts payable at sight.

(ii) Standby letters of credit with a maximum maturity not to extend beyond the Expiration Date.

(b) The amount of the letters of credit outstanding at any one time (including the drawn and unreimbursed amounts of the letters of credit) may not exceed Two Million Six Hundred Thousand Dollars ($2,600,000.00).

(c) In calculating the principal amount outstanding under this Note, the calculation shall include the amount of any letters of credit outstanding, including amounts drawn on any letters of credit and not yet reimbursed.

(d) Borrower agrees;

(i) Any sum drawn under a letter of credit may, at the option of Lender, be added to the principal amount outstanding under this Note. The amount will bear interest and be due as described elsewhere in this Note.

(ii) If there is a default under this Note or any Related Document, to immediately prepay and make Lender whole for any outstanding letters of credit.

(iii) The issuance of any letter of credit and any amendment to a letter of credit is subject to Lender’s written approval and must be in form and content satisfactory to Lender and in favor of a beneficiary acceptable to Lender.

(iv) To sign Lender’s form Application and Agreement for Commercial Letter of Credit or Application and Agreement for Standby Letter of Credits as applicable.

(v) To pay any issuance and/or other fees that Lender notifies Borrower will be charged for issuing and processing letters of credit for Borrower.

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UNUSED COMMITMENT FEE. Borrower agrees to pay a fee on any difference between the maximum principal amount available under, this Note and the amount of credit it actually uses, determined by the weighted average credit outstanding during the specified period. The fee will be calculated at 0.25% per year. The calculation of credit outstanding shall include the undrawn amount of letters of credit. This fee is due on June 30, 2005, and on the last day of each following quarter until the expiration of the availability of advances under this Note.

PRIOR NOTE. This is a renewal of note # 299, dated June 10, 2004, in the amount of $2,440,438.50.

CONSENT TO JURISDICTION. Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Note. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon Borrower and may be enforced in any court in which Borrower is subject to jurisdiction by a suit upon such judgment provided that service of process is effected upon Borrower as provided in this Note or as otherwise permitted by applicable law.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Maryland (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral: or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

APPLICABLE LENDING LAW. To the extent not preempted by federal law, this loan is being made under the terms and provisions of the Maryland Interest and Usury Law.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

OPNET TECHNOLOGIES, INC.

By:	/s/ Marc A. Cohen	(Seal)
Marc A. Cohen, CEO of Opnet Technologies, Inc.